Exhibit 4.11

SECOND SUPPLEMENTAL INDENTURE

          THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) is dated as of November 30, 2012, among FLAGSTONE FINANCE S.A., a Luxembourg société anonyme (the “Company”), FLAGSTONE REINSURANCE HOLDINGS (BERMUDA) LIMITED, a Bermuda exempted company (the “Successor Guarantor”), as successor in interest to FLAGSTONE REINSURANCE HOLDINGS, S.A., a Luxembourg société anonyme (the “Guarantor”), the Guarantor and WILMINGTON TRUST COMPANY, a Delaware trust company, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

          WHEREAS, the Company and the Guarantor (as successor in interest to Flagstone Reinsurance Holdings Limited) has executed and delivered to the Trustee a Junior Subordinated Indenture, dated as of June 8, 2007, between the Company, the Guarantor and the Trustee, as supplemented by the First Supplemental Indenture, dated as of May 17, 2010 (together, the “Indenture”), providing for the issuance of the Company’s floating rate, unsecured junior subordinated deferrable interest notes (the “Securities”), which Securities are guaranteed on a subordinated basis by the Guarantor (the “Guarantee”);

          WHEREAS, the Trustee has heretofore authenticated, and the Company has heretofore issued $100,000,000 aggregate principal amount of Floating Rate Deferrable Interest Subordinated Notes due 2037 under the Indenture, of which $88,750,000 aggregate principal amount of such notes remain outstanding;

          WHEREAS, on the date hereof, the Guarantor will merge with and into the Successor Guarantor, with the Successor Guarantor as the survivor (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated as of August 30, 2012, among the Guarantor, the Successor Guarantor, Validus Holdings, Ltd., a Bermuda exempted company, and Validus UPS, Ltd., a Bermuda exempted company (the “Merger Agreement”);

          WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, the Successor Guarantor will assume all of the obligations of the Guarantor under the Indenture and the Guarantee;

          WHEREAS, Section 8.1 of the Indenture provides, in part, that the Guarantor may merge into any other Person or transfer all or substantially all of its properties and assets as an entirety to another Person provided that (a) (i) the Successor Guarantor is an entity organized and existing under the laws of the United States of America or any State or Territory thereof, the District of Columbia, Bermuda, the Cayman Islands, Luxembourg or any other country which is a member state of the Organization for Economic Cooperation and Development and (ii) the Successor Guarantor

expressly assumes, by an indenture supplement executed and delivered to the Trustee, all of the obligations of the Guarantor to be performed or observed by it under the Indenture or the Guarantee; (b) immediately after giving effect to such transfer, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and (c) an Officers’ Certificate and an Opinion of Counsel have been delivered to the Trustee, each stating that such transfer and the supplemental indenture comply with Article VIII of the Indenture;

          WHEREAS, Section 9.1(a) of the Indenture provides that the Company and the Guarantor, when authorized by a Board Resolution, and the Trustee may amend the Indenture without notice or consent of any Holder to evidence the succession of another Person to the Guarantor;

          WHEREAS, the Successor Guarantor, pursuant to Section 8.1(b)(iii) and Section 9.3 of the Indenture and in accordance with Section 1.2 of the Indenture, has delivered to the Trustee, or caused to be delivered to the Trustee on its behalf, an Opinion of Counsel and an Officers’ Certificate, dated as of the date hereof, stating (a) that the Merger and this Second Supplemental Indenture each complies with Article VIII of the Indenture, (b) that all conditions and covenants provided for in the Indenture relating to the Merger have been complied with and (c) that the execution of this Second Supplemental Indenture is authorized or permitted by the Indenture and all conditions and covenants provided for in the Indenture relating thereto have been complied with; and

          WHEREAS, all things necessary (a) to authorize the assumption by the Successor Guarantor of the Guarantor’s obligations under the Indenture and the Guarantee and (b) to make this Second Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

1. Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

2. Assumption of Obligations. Pursuant to, and in compliance and in accordance with, Section 8.1(b) of the Indenture, the Successor Guarantor hereby expressly assumes, from and after the effective date of the Merger (the “Effective Time”), all of the obligations of the Guarantor to be performed or observed by it under the Indenture and the Guarantee.

3. Succession and Substitution. Pursuant to, and in compliance and in accordance with, Section 8.2 of the Indenture, the Successor Guarantor, from and after the Effective Time, by virtue of the aforesaid assumption and the delivery of this Second Supplemental Indenture, shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture, with the same effect as if the Successor Guarantor had originally been named in the Indenture as the Guarantor, and the Guarantor shall be discharged from all obligations and covenants under the Indenture and the Securities.

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4. Representations and Warranties.

          (a) Each of the Company and the Successor Guarantor represents and warrants (i) it has all necessary power and authority to execute and deliver this Second Supplemental Indenture and to perform the Indenture, (ii) immediately after giving effect to the Merger and this Second Supplemental Indenture, no Event of Default, and no event which, after notice or lapse of time or both, would constitute an Event of Default, has occurred and is continuing and (iii) this Second Supplemental Indenture is executed and delivered pursuant to Article VIII and Section 9.1(a) of the Indenture and does not require the consent of any Holders.

          (b) The Successor Guarantor represents and warrants that (i) it is the successor of the Guarantor pursuant to the Merger effected in accordance with applicable law and (ii) it is an entity organized and existing under the laws of Bermuda.

5. Effectiveness and Operativeness. This Second Supplemental Indenture shall be deemed to have become effective, and the provisions provided for in this Second Supplemental Indenture shall be deemed to have become operative, immediately upon consummation of the Merger, provided, however:

          (a) the Trustee shall have executed a counterpart of this Second Supplemental Indenture and shall have received one or more counterparts of this Second Supplemental Indenture executed by the Company, the Successor Guarantor and the Guarantor;

          (b) the Trustee shall have received the Officers’ Certificate and Opinion of Counsel described in the recitals of this Second Supplemental Indenture; and

          (c) the Trustee shall have received a copy of a Board Resolution of the Guarantor authorizing the execution and delivery of this Second Supplemental Indenture.

6. Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

7. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

8. Trustee Makes No Representations. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or the due execution thereof by the Company or the Successor Guarantor. The recitals contained herein shall be taken as the statements solely of the Company or the Successor Guarantor, as the case may be, and the Trustee assumes no responsibility for the correctness thereof.

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9. Counterparts. The parties hereto may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FLAGSTONE FINANCE S.A.

By:	/s/ William F. Fawcett

Name: William F. Fawcett
Title: Director

FLAGSTONE REINSURANCE HOLDINGS (BERMUDA) LIMITED

By:	/s/ David A. Brown

Name: David A. Brown
Title: Director

[Signature Page to Second Supplemental Indenture]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

FLAGSTONE REINSURANCE HOLDINGS, S.A.

By:	/s/ David A. Brown

Name: David A. Brown
Title: Director

[Signature Page to Second Supplemental Indenture]

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Trustee

By:	/s/ Michael H. Wass

Name: Michael H. Wass
Title: Financial Services Officer

[Signature Page to Second Supplemental Indenture]